Exhibit 99.1

PRESS RELEASE

Contact:

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

October 17, 2025

Landmark Bancorp, Inc. Announces Conference Call to Discuss Third Quarter 2025 Earnings

(Manhattan, KS, October 17, 2025) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the third quarter of 2025 after the market closes on Wednesday, October 29, 2025. The Company will host a conference call to discuss these results on Thursday, October 30, 2025, at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (833) 470-1428 and using access code 246429. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through November 6, 2025, by dialing (866) 813-9403 and using access code 671214.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.